Exhibit 99.1

Signature Group Holdings, Inc. Reports Fourth Quarter and Full Year 2013 Results

Returns to Profitability in the Fourth Quarter

Announces 2014 Stockholder Meeting Date

SHERMAN OAKS, Calif., March 13, 2014 – Signature Group Holdings, Inc. (OTCQX: SGGH) today reported financial results for the fourth quarter and full year ended December 31, 2013. The Company also announced that its Annual Meeting of Stockholders will be held on April 29, 2014.

The Company’s net earnings for the fourth quarter of 2013 was $0.5 million, or $0.04 per share, an increase of $6.4 million from the $5.9 million net loss, or $0.49 per share, reported for the third quarter of 2013. Fourth quarter of 2013 was also an improvement of $0.2 million from the $0.3 million net income, or $0.02 per share, reported for the fourth quarter of 2012.

The Company’s net loss for the full year 2013 was $10.0 million, or $0.85 per share. The loss was largely driven by a $6.9 million noncash expense related to the increase in the fair value of our common stock warrant liability caused by the 162% appreciation in our common stock price during the year. Excluding the impact of the warrant liability, the net loss in 2013 was $3.1 million, compared to a $6.6 million net loss (similarly adjusted) in 2012.

The overall improvement in results for 2013 was due to a reduction of certain corporate expenses, increased earnings in Industrial Supply, one-time gains generated in Special Situations, and the resolution of legacy litigation matters in discontinued operations.

“I am pleased to report a profitable fourth quarter,” stated Signature’s Chairman and CEO Craig Bouchard. “The Company achieved many milestones in 2013, which will have a meaningful impact in 2014. Particularly noteworthy are the cost cutting efforts at the corporate holding company, which include the reduction of eight full-time employees, and the interest expense savings from the payoff of the 9.0% Notes Payable, as well as our new foundation as a Delaware holding company that provides a stronger organizational structure for future acquisitions and management of existing operations. The Company will also relocate to a smaller headquarters space this month. I am very much looking forward to addressing our stockholders on April 29, 2014 at our Annual Meeting.”

Fourth Quarter 2013 Results

Loss from continuing operations was $0.4 million in the fourth quarter of 2013, compared to earnings of $0.7 million in the fourth quarter of 2012. Excluding the impact of the change in our warrant liability, the loss from continuing operations in the fourth quarter of 2013 was $1.9 million, compared to $0.8 million in earnings in 2012. The reduction in earnings from continuing operations was driven by lower interest income in Special Situations after the sale of the residential mortgage portfolio and increased operating costs, largely due to increased professional costs associated with the various corporate initiatives undertaken during the period including the registration statement filing, the reverse stock split, the reincorporation and our Sarbanes-Oxley compliance efforts, many of which are nonrecurring.

Earnings from discontinued operations was $0.9 million in the fourth quarter a $1.3 million improvement over the prior year, driving net earnings of $0.5 million in the fourth quarter of 2013, compared to $0.3 million in the fourth quarter of 2012.

EBITDA and Adjusted EBITDA from continuing operations were $1.1 million and $(37) thousand, respectively, for the fourth quarter of 2013, compared to $2.9 million in both instances for the fourth quarter of 2012. (See Non-GAAP Financial Measures below for more information about EBITDA and Adjusted EBITDA, and a reconciliation to the most comparable GAAP measures.)

As of December 31, 2013, the Company had $48.0 million in cash and cash equivalents, and $55.7 million of working capital. Total debt was $17.7 million, down from $48.1 million as of December 31, 2012.

Full Year 2013 Results

Loss from continuing operations was $10.1 million in 2013, compared to $4.0 million in 2012. Excluding the impact of the change in our warrant liability, the loss from continuing operations in 2013 was $3.2 million, compared to $3.0 million in 2012. Earnings from discontinued operations of $0.1 million during the year improved by $3.6 million over the prior year.

EBITDA and Adjusted EBITDA from continuing operations were $(4.3) million and $2.1 million, respectively, in 2013, compared to $3.2 million and $4.6 million, respectively, in 2012.

Key Segment Developments

•	Industrial Supply’s operations expanded with the opening of four new warehouse distribution locations to provide overnight ground delivery to more of its customers.

•	Four asset classes in Special Situations were monetized during the year as part of management’s decision to focus on acquisition opportunities and growing Industrial Supply, which, in the aggregate, resulted in more than $30.0 million of cash proceeds in 2013.

•	In December 2013, the Company redeemed the 9.0% Notes Payable at par, which will reduce interest expense by $3.4 million annually.

•	Management continued to wind down the legacy discontinued operation, successfully resolving numerous outstanding litigation cases and reducing professional fees by $2.5 million in 2013.

About Signature Group Holdings, Inc.

Signature is a public company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. The Company has significant capital resources, and federal net operating loss tax carryforwards of approximately $890.5 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This earnings release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s business and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s expansion and business strategies and anticipated growth opportunities and the amount of fundraising necessary to achieve it, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the demand for Industrial Supply’s products; the Company’s ability to successfully identify, consummate and integrate the acquisitions of other businesses; the Company’s ability to open warehouses in additional geographic regions; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company’s ability to successfully defend against current and new litigation matters as well as demands by investment banks for defense, indemnity, and contribution; obtaining the expected benefits of the reincorporation; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, SVP and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com

(Tables follow)

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Signature Group Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,
(Dollars in thousands, except per share amounts)	2013	2012
Operating revenues:
Industrial Supply	$8,843	$9,134
Signature Special Situations	526	2,059
Corporate and Other	—	—

Total operating revenues	9,369	11,193

Operating costs:
Cost of goods sold	5,758	5,845
Selling, general and administrative	4,084	2,826
Interest expense	951	999
Amortization of intangibles	397	586

Total operating costs	11,190	10,256

Operating profit (loss)	(1,821)	937

Other income (expense):
Change in fair value of common stock warrant liability	1,500	500
Other, net	13	(162)

Total other income (expense)	1,513	338

Earnings (loss) from continuing operations before income taxes	(308)	1,275
Income tax expense	75	557

Earnings (loss) from continuing operations	(383)	718
Earnings (loss) from discontinued operations, net of income taxes	900	(422)

Net earnings	517	296
Earnings attributable to noncontrolling interest	—	—

Net earnings attributable to Signature Group Holdings, Inc.	$517	$296

EARNINGS PER SHARE:
Basic earnings per share:
Earnings (loss) from continuing operations	$(0.03)	$0.06
Earnings (loss) from discontinued operations, net of income taxes	0.07	$(0.04)

Net earnings attributable to Signature Group Holdings, Inc.	$0.04	$0.02

EARNINGS PER SHARE:
Diluted earnings per share:
Earnings (loss) from continuing operations	$(0.03)	$0.06
Earnings (loss) from discontinued operations, net of income taxes	0.07	(0.04)

Net earnings attributable to Signature Group Holdings, Inc.	$0.04	$0.02

Signature Group Holdings, Inc.

Consolidated Statements of Operations

	Year Ended December 31,
(Dollars in thousands, except per share amounts)	2013	2012
Operating revenues:
Industrial Supply	$36,897	$36,242
Signature Special Situations	6,691	7,691
Corporate and Other	—	—

Total operating revenues	43,588	43,933

Operating costs:
Cost of goods sold	23,427	22,713
Selling, general and administrative	17,736	17,209
Interest expense	3,943	4,164
Amortization of intangibles	1,588	2,346

Total operating costs	46,694	46,432

Operating loss	(3,106)	(2,499)

Other income (expense):
Change in fair value of common stock warrant liability	(6,950)	(947)
Gain on extinguishment of long-term debt	—	396
Other, net	113	(337)

Total other income (expense)	(6,837)	(888)

Loss from continuing operations before income taxes	(9,943)	(3,387)
Income tax expense	163	580

Loss from continuing operations	(10,106)	(3,967)
Earnings (loss) from discontinued operations, net of income taxes	72	(3,501)

Net loss	(10,034)	(7,468)
Loss attributable to noncontrolling interest	—	—

Net loss attributable to Signature Group Holdings, Inc.	$(10,034)	$(7,468)

LOSS PER SHARE:
Basic and diluted:
Loss from continuing operations	$(0.85)	$(0.34)
Loss from discontinued operations, net of income taxes	—	(0.30)

Net loss attributable to Signature Group Holdings, Inc.	$(0.85)	$(0.64)

Signature Group Holdings, Inc.

Consolidated Balance Sheets

	December 31,
(Dollars in thousands)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$47,880	$50,894
Restricted cash	2,805	2,805
Investment securities, available for sale	—	3,060
Trade accounts receivable, net	3,736	3,607
Inventory	10,345	10,247
Loans receivable, net due within one year	85	620
Other current assets	814	1,266
Current assets of discontinued operations	691	3,614

Total current assets	66,356	76,113
Loans receivable, net	1,322	23,752
Intangible assets, net	2,708	4,329
Goodwill	17,780	17,780
Other noncurrent assets	1,358	3,087
Noncurrent assets of discontinued operations	596	650

TOTAL ASSETS	$90,120	$125,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$3,205	$2,222
Line of credit	500	1,000
Contingent consideration	—	4,000
Long-term debt due within one year	3,600	3,490
Other current liabilities	1,096	1,009
Current liabilities of discontinued operations	2,285	2,292

Total current liabilities	10,686	14,013
Long-term debt	13,600	43,562
Common stock warrant liability	9,300	2,350
Other noncurrent liabilities	116	60
Noncurrent liabilities of discontinued operations	6,500	7,500

TOTAL LIABILITIES	40,202	67,485

TOTAL STOCKHOLDERS’ EQUITY	49,918	58,226

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$90,120	$125,711

Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. EBITDA and Adjusted EBITDA are not measures recognized under GAAP. EBITDA and Adjusted EBITDA are presented and discussed in the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations in its filings with the Securities and Exchange Commission, because management believes they enhance the understanding of the financial performance of the Company’s operating segments by investors and lenders. As a complement to financial measures recognized under GAAP, management believes that EBITDA and Adjusted EBITDA assist investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because EBITDA and Adjusted EBITDA are not measures recognized under GAAP, they are not intended to be presented herein as a substitute for net earnings (loss) as an indicator of operating performance. EBITDA and Adjusted EBITDA are primarily performance measurements used by our senior management and the Company’s Board of Directors to evaluate certain operating results.

We calculate EBITDA, and Adjusted EBITDA, as earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, which is then adjusted to remove or add back certain items, or Adjusted EBITDA. These items are identified below in the reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA from continuing operations. Net earnings (loss) is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA.

Our calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies for non-GAAP measures having the same or similar names; therefore, our calculations may not be comparable to those of other companies.

The following tables present our reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA from continuing operations for the three and twelve months ended December 31, 2013 and 2012:

	Three Months Ended December 31,
(Dollars in thousands)	2013	2012
Loss from continuing operations	$(383)	$718
Plus:
Interest	951	999
Taxes	75	557
Depreciation	10	20
Amortization of intangibles	397	586

EBITDA from continuing operations	1,050	2,880

Adjustments:
Change in fair value of common stock warrant liability	(1,500)	(500)
Change in fair value of contingent consideration	—	178
Gain on sale of nonmarketable equity securities	(14)	—
Share-based compensation	613	535
Discount recognized on payoff of loans receivable, net	(438)	—
Accretion of discounts	(8)	(168)
Amortization of other capitalized costs	13	18
Professional fees related to the Shelf Registration, Reverse Spit and Reincorporation	247	—

Total adjustments	(1,087)	63

Adjusted EBITDA from continuing operations	$(37)	$2,943

	Year Ended December 31,
(Dollars in thousands)	2013	2012
Loss from continuing operations	$(10,106)	$(3,967)
Plus:
Interest	3,944	4,164
Taxes	163	580
Depreciation	105	69
Amortization of intangibles	1,588	2,346

EBITDA from continuing operations	(4,306)	3,192

Adjustments:
Change in fair value of common stock warrant liability	6,950	947
Change in fair value of contingent consideration	—	403
Change in market valuation allowance on loans held for sale	—	(2,776)
Gain on loans held for sale	(5,027)	—
Impairment of investment securities, available for sale	—	620
Impairment of nonmarketable equity securities	581	—
Share-based compensation	2,116	1,743
Discount recognized on payoff of loans receivable, net	(581)	—
Accretion of discounts	(200)	(656)
Amortization of other capitalized costs	67	57
Gain on extinguishment of long-term debt	—	(396)
Professional fees related to the Shelf Registration, Reverse Spit and Reincorporation	582	—
Estimated incremental contested proxy and related expenses and settlements	1,900	1,500

Total adjustments	6,388	1,442

Adjusted EBITDA from continuing operations	$2,082	$4,634

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